                                                                     EXHIBIT 2.1

                                                          FINAL EXECUTION COPY

EXHIBIT 2.1

===============================================================================











                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              HANOVER DIRECT, INC.,

                               LWI HOLDINGS, INC.

                                       AND

                                     HSN LP,

                             HSN IMPROVEMENTS, LLC,

                           HSN CATALOG SERVICES, INC.














                              DATED: JUNE 13, 2001




===============================================================================

                              TABLE OF CONTENTS

ARTICLE I    PURCHASE AND SALE OF ASSETS..................................................1
     1.1.   Purchase and Sale.............................................................1
     1.2.   Purchaser Not Successor to the Seller; Excluded Liabilities...................4
     1.3.   Purchase......................................................................7
     1.4.   Closing ......................................................................8
     1.5.   Instruments of Conveyance and Transfer........................................8
     1.6.   Post-Closing Assurances.......................................................8
     1.7    Assignment of Contracts, Rights...............................................9
     1.8.   Net Working Capital Adjustment................................................9
     1.9.   Post-Closing EBITDA Adjustment...............................................11

ARTICLE II   REPRESENTATIONS AND WARRANTIES..............................................12
     2.1.   Representations and Warranties by the Seller Parties.........................12
            (a)    Organization, Standing and Power......................................12
            (b)    Authority; Binding Agreements.........................................12
            (c)    Equity Ownership......................................................13
            (d)    Conflicts; Consents...................................................13
            (e)    Financial Information.................................................14
            (f)    Absence of Changes....................................................15
            (g)    Assets, Property and Related Matters..................................16
            (h)    Patents, Trademarks and Similar Rights................................17
            (i)    Insurance.............................................................18
            (j)    Agreements, Etc.......................................................19
            (k)    Litigation, Etc.......................................................19
            (l)    Compliance; Governmental Authorizations...............................20
            (m)    Employees and Compensation............................................21
            (n)    Benefit Plans.........................................................21
            (o)    Accounts Receivable...................................................22
            (p)    Business Relations....................................................22
            (q)    Accounts Payable......................................................22
            (r)    Related Party Transactions............................................23
            (s)    Taxes.................................................................23
            (t)    Disclosure............................................................24
            (u)    Brokers...............................................................24
            (v)    Inventory.............................................................24
            (w)    Fixed Assets..........................................................24
            (x)    Customs...............................................................24
     2.2.   Representations and Warranties by the Purchaser Parties......................25
            (a)    Organization and Standing.............................................25
            (b)    Authority; Binding Agreements.........................................25
            (c)    Equity Ownership......................................................26
            (d)    Conflicts; Consents...................................................26
            (e)    Brokers...............................................................26
            (f)    Sufficient Funds......................................................26

ARTICLE III  ADDITIONAL AGREEMENTS.......................................................26
     3.1.   Expenses; Sales..............................................................26
     3.2.   Conduct of Business..........................................................27
     3.3.   Further Assurances...........................................................27
     3.4.   No Shop......................................................................28
     3.5.   Access and Information.......................................................28
     3.6.   Bulk Sales...................................................................29
     3.7.   Public Announcements.........................................................29
     3.8.   Confidentiality; Non-Competition.............................................29
     3.9.   Accounts Receivable..........................................................31
     3.10.  Performance by Seller and Purchaser..........................................31
     3.11.  Services Agreement and Escrow Agreement Agreements...........................31
     3.12.  Seller Employees.............................................................31

ARTICLE IV   CONDITIONS PRECEDENT........................................................32
     4.1.   Conditions of Obligations of the Purchaser Parties...........................32
            (a)    Representations, Warranties and Covenants; No Material Adverse Change.32
            (b)    Consents, Amendments and Terminations.................................33
            (c)    Instruments of Transfer...............................................33
            (d)    Escrow Agreement......................................................33
            (e)    Certificates..........................................................33
            (f)    Opinion of Counsel....................................................33
            (g)    Governmental Consents; No Legal Bar; Permits..........................33
            (h)    Employment Agreements.................................................33
            (i)    Services Agreement....................................................33
            (j)    Constitutive Documents; Approvals.....................................33
            (k)    FIRPTA Certificate....................................................34
            (l)    Tax Certificate.......................................................34
            (m)    Personally-Identifiable Data..........................................34
            (n)    Information Technology................................................34
            (o)    Other Documents.......................................................34
     4.2.   Conditions of Obligations of the Seller Parties..............................34
            (a)    Representations, Warranties and Covenants.............................34
            (b)    Assignment............................................................34
            (c)    Escrow Agreement......................................................34
            (d)    Payment of Purchase Price.............................................34
            (e)    Certificates..........................................................35
            (f)    Opinion of Counsel....................................................35
            (g)    Governmental Consents; No Legal Bar...................................35
            (h)    Other Documents.......................................................35

ARTICLE V    INDEMNIFICATION.............................................................35
     5.1.   Indemnification..............................................................35
     5.2.   Certain Limitations..........................................................37
     5.3.   Procedures Relating to Third Party Claims....................................37
     5.4.   Procedures Related to Claims other than Third Party Claims...................38

ARTICLE VI   MISCELLANEOUS...............................................................39
     6.1.   Entire Agreement.............................................................39
     6.2.   Termination..................................................................39
     6.3.   Descriptive Headings; Certain Interpretations................................40
     6.4.   Notices......................................................................40
     6.5.   Counterparts.................................................................41
     6.6.   Survival.....................................................................41
     6.7.   Benefits of Agreement........................................................41
     6.8.   Amendments and Waivers.......................................................41
     6.9.   Assignment...................................................................42
     6.10.  Enforceability...............................................................42
     6.11.  Governing Law; Jurisdiction..................................................42

EXHIBITS

Exhibit A - Form of Escrow Agreement
Exhibit B - Form of Services Agreement

                                                          FINAL EXECUTION COPY

       ASSET PURCHASE AGREEMENT, dated as of June 13, 2001, among HANOVER DIRECT, INC., a Delaware corporation (the "Seller Parent"), LWI HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of the Seller Parent (the "Seller", and together with the Seller Parent, the "Seller Parties"), HSN LP, a Delaware limited partnership (the "Purchaser Parent"), HSN Improvements, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser Parent (the "Purchaser"), and HSN Catalog Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the general partner of the Purchaser Parent ("HSN Catalog Services", together with the Purchaser and the Purchaser Parent, the "Purchaser Parties").

                                 Introduction

       The Seller Parties are engaged in a line of business in which they sell merchandise to the general public under the Improvements or Improvements Catalog brand through mail-order catalogs, telephone sales and the Internet (the "Business"); provided, however, that the Business does not include the services to be performed by Keystone Internet Services, Inc. ("Keystone") under the Services Agreement (as hereinafter defined). The Seller Parent, through wholly-owned subsidiaries other than the Seller, is also engaged in the business of selling merchandise to the general public under the brands Kitchen & Home, Scandia, Silhouettes, Domestications, The Company Store, Encore, UnderGear, Gump's By Mail, Gump's and International Male through retail stores, mail-order catalogs, telephone sales and the Internet and providing back-end services related to order taking, order and payment processing, warehousing and fulfillment, and return processing to third parties (including Affiliates of the Seller Parent) (collectively, the "Excluded Business"). Hanover Brands, Inc., D.M. Advertising, Inc. and certain other Affiliates of the Seller Parent, each wholly-owned subsidiaries of the Seller Parent (collectively, the "Other Seller Parties"), also hold certain assets relating to the Business. Subject to the terms and conditions of this Agreement, the Seller Parties and the Other Seller Parties desire to sell to the Purchaser, and the Purchaser desires to purchase from the Seller Parties and the Other Seller Parties, certain assets, tangible and intangible, associated with the Business.

       In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

                                  ARTICLE I

                         PURCHASE AND SALE OF ASSETS

       1.1. Purchase and Sale. (a) The Seller Parties shall, and shall cause the Other Seller Parties to, sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller Parties and the Other Seller Parties, on the

Closing Date (as defined in Section 1.4), the Acquired Assets, free and clear of all Liens (as hereinafter defined), except for Permitted Liens (as hereinafter defined). "Acquired Assets" means all properties, assets (tangible or intangible), goodwill and rights of the Seller Parties and the Other Seller Parties used or held for use or intended to be used or held for use in connection with the Business, including without limitation the following:

               (i) (A) all tradenames, trademarks, service marks, patents, domain names and copyrights listed on Schedule 1.1(a)(i), and all licenses, franchises, formula, know-how and other intangible assets, intellectual property and proprietary rights used in connection with the Business, (B) all registrations and applications for any of the foregoing and (C) all goodwill associated with any of the foregoing;

               (ii) all technologies, methods, formulations, software (including documentation and object and source code listings), trade and business secrets, know-how, inventions, package designs and other processes or proprietary information used or under development for use in the Business, including those assets listed on Schedule 1.1(a)(iv) and marked "O" under the column "Lease/Own";

               (iii) all information, customer lists, price lists, identification of suppliers, correspondence, data, drawings, recorded knowledge, customer files, account histories, sales literature and commercial materials relating to the Business; all sales data and other information relating to selling products and providing the services relating to the Business and all accounting information pertaining to the Business; all telephone numbers for the Business;

               (iv) all computers, equipment, tools, machinery, furniture, furnishings, leasehold improvements, automobiles, trucks, other vehicles and similar tangible property used or held for use in connection with the Business, subject to such additions and subtractions thereto as are necessary to reflect acquisitions and dispositions, as appropriate, from the date hereof through the Closing Date in accordance with the terms of this Agreement, including those assets listed on Schedule 1.1(a)(iv) and marked "O" under the column "Lease/Own";

               (v) all products sold by the Business returned by customers or other third parties after the Closing Date;

               (vi) all books, records, production data, publications, computer files, databases, data, manuals and other materials relating to the Business;

               (vii) all supplies and inventories (including finished products, samples, work-in-process, raw materials, packaging materials and supplies) used or held for use in connection with the Business;

               (viii) all pre-paid expenses, security deposits, claims for refunds (excluding any refund claims relating to Taxes (as defined in Section 2.1(s)) paid by any Seller Party before the Closing Date) and any other current assets relating to the Business; provided, however, that the Acquired Assets shall not include any pre-paid expenses, security deposits or claims for refunds under any Excluded Contract;

               (ix) all written or oral contracts, agreements or other arrangements relating to the Business (including contracts relating to the Seller's leasehold interests) listed on Schedule 1.1(a)(ix) as Assumed Contracts (the "Assumed Contracts") (excluding the written or oral contracts, agreements or other arrangements listed on Schedule 1.1(a)(ix) as Excluded Contracts (the "Excluded Contracts"));

               (x) all rights and claims, including refunds, with respect to all Assumed Liabilities (as defined in Section 1.2(a) below);

               (xi) all governmental licenses, permits, franchises, approvals, registrations, certificates of occupancy and license and permit applications relating to the Business;

               (xii) all goodwill relating to the Business, including the exclusive right to represent oneself as the successor to the Business, as well as any and all rights of the Seller Parties and the Other Seller Parties to own or use the name "Improvements," "Improvements Catalog" or any combination or derivation thereof;

               (xiii) the benefit of any agreement of any person not to compete with the Seller or the Business or to solicit or take its customers or employees;

               (xiv) claims in bankruptcy, choses in action, indemnification agreements with and indemnification rights against third parties and warranty claims, offsets and other claims against third parties arising out of or relating to the Acquired Assets;

               (xv) all unfilled purchase orders and commitments to purchase merchandise and supplies entered into in the ordinary course of business but not shipped as of the Closing Date and/or paid;

               (xvi) all other assets or movable (personal) property used or held for use in connection with the Business; and

               (xvii) all accounts and other receivables (excluding Taxes) owed to the Seller Parties and the Other Seller Parties in connection with the Business, other than (A) credit card and similar merchant receivables (the aggregate of such receivables, the "Merchant Receivables") and (B) those that are due from the Seller Parent or any of its Affiliates (the "Other Excluded Receivables") (such accounts and other receivables, other than the Merchant Receivables and the Other Excluded Receivables, the "Accounts Receivable").

Notwithstanding the foregoing, the Acquired Assets shall not include the following (collectively, the "Excluded Assets"):

               (A) any indebtedness owed to the Seller Parties or the Other Seller Parties in connection with the Business, investment and other securities on hand and in accounts, cash and cash-equivalents on hand and in banks, and bank accounts;

               (B) any immovable (real) property owned by the Seller Parties or the Other Seller Parties;

               (C) all properties, assets (tangible or intangible), goodwill or rights (i) that are used or held for use exclusively or primarily for (x) the Excluded Business or (y) the performance by Keystone of its obligations under the Services Agreement or (ii) that are used in the Business but are leased or licensed by the Seller Parent or any of its Affiliates, are not specifically referred to in the schedules referred to in Sections 1.1(a)(i)-(xvii) and are being made available to the Purchaser for use in the Business under the Services Agreement;

               (D) any right, title and interest of the Seller Parties or the Other Seller Parties in, to or under this Agreement, the Escrow Agreement (as defined in Section 1.3(b)), the Services Agreement or any other agreement entered into in connection herewith or therewith;

               (E)    the Excluded Contracts; or

               (F) the assets of any employee benefit plan maintained or contributed to by the Seller Parties or any of their Affiliates.

               (b) As used herein, "Lien" means any lien, pledge, charge, option, restriction on transfer, claim, mortgage, deed to secure debt, deed of trust, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind; provided that a financing statement filed by the lessor of equipment to evidence its leasehold interest in such equipment shall not constitute a Lien. As used herein, "Permitted Liens" means (i) such imperfections of title, easements, encumbrances, or restrictions which individually or in the aggregate do not impair in any material respect the use or ownership of the Acquired Assets, (ii) Liens for Taxes (whether federal, state, local or foreign) attributable to any taxable period beginning on or prior to the Closing Date and not yet due or payable or being contested in good faith and for which adequate reserves have been established and (iii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's and other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens.

               1.2. Purchaser Not Successor to the Seller; Excluded Liabilities. (a) On the Closing Date, the Seller Parties shall, and shall cause the Other Seller Parties to, transfer and assign to the Purchaser, and the Purchaser shall assume from the Seller Parties and the Other Seller Parties and become responsible for, the Assumed Liabilities. "Assumed Liabilities" means only the following liabilities of the Seller Parties and the Other Seller Parties with respect to the Business:

               (i) accounts payable and accrued liabilities relating to the Acquired Assets as of the Closing Date incurred in the ordinary course of business, excluding accounts payable or accrued liabilities to a Seller Party or any of its Affiliates (for purposes of this Agreement, "Affiliates" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act of 1933, as amended);

               (ii) all liabilities, obligations and commitments of the Seller Parties and the Other Seller Parties accruing with respect to periods commencing as of the close of business on the Closing Date under the Assumed Contracts, other than those liabilities listed on Schedule

1.2(a)(ii); excluding, however, any and all claims, damages, liabilities, costs or expenses associated with any breach or non-performance or alleged breach or non-performance under or with respect to any such Assumed Contracts by any Seller Party or Other Seller Party or any of their respective agents, employees or Affiliates prior to the Closing Date;

               (iii) all liabilities, obligations and commitments of the Seller accruing with respect to periods commencing as of the close of business on the Closing Date under the sales orders and sales contracts, purchase orders and purchase contracts, quotations and bids generated by the Business that constitute Acquired Assets and were entered into or received in the ordinary course of business prior to, on or after the Closing Date; excluding, however, any and all claims, damages, liabilities, costs or expenses associated with any breach or non-performance or alleged breach or non-performance under or with respect to any such sales orders, sales contracts, purchaser orders, purchase contracts, quotations or bids by any Seller Party or Other Seller Party or any of their respective agents, employees or Affiliates prior to the Closing Date;

               (iv) all Taxes arising out of, relating to or in respect of the Acquired Assets or the use thereof for any taxable period beginning after the Closing Date and the portion after the Closing Date of any taxable period that includes (but does not end on) such day, it being understood that the Seller Parties are retaining all such Taxes for any taxable periods prior to the Closing Date and the portion before and including the Closing Date of any taxable period that includes such day (with respect to ad valorem, property, real estate, personal property and similar Taxes for a tax period that begins before but ends after the Closing Date, the responsibility for payment will be prorated between the parties on the basis of the proportional number of calendar days that the Purchaser (or its permitted assignees) or the Seller, respectively, owns the Business in the relevant tax period);

               (v) all obligations, liabilities and commitments arising from the conduct of the Business by the Purchaser or the use or ownership of the Acquired Assets after the Closing (as defined in Section 1.4);

               (vi) amounts due to customers in connection with products sold in the ordinary course of business consistent with past practice on or prior to the Closing Date and returned after the Closing Date; excluding, however, any and all claims, damages, liabilities, costs or expenses associated with any breach or non-performance or alleged breach or non-performance under or with respect to any of such product sales by any Seller Party or Other Seller Party or any of their respective agents, employees or Affiliates prior to the Closing Date;

               (vii) all liabilities, obligations and commitments of the Seller or Hanover Gifts, Inc. under any gift certificate issued by the Seller or Hanover Gifts, Inc. in the ordinary course of business consistent with past practice before the Closing Date, in an aggregate amount up to the amount reflected for such liabilities, obligations and commitments in the calculation of Closing Date Net Working Capital pursuant to Section 1.8(a)(iv); excluding, however, any and all claims, damages, liabilities, costs or expenses associated with any breach or non-performance or alleged breach or non-performance under or with respect to any such gift certificates by any Seller Party or Other Seller Party or any of their respective agents, employees or Affiliates prior to the Closing Date; and

               (viii) up to $650,000 for payments that may become due to the Continuing Employees listed in Section 4.1(h) under the change in control plans listed in Schedule 2.1(n), as in effect on the date hereof, assuming such employees are offered and accept employment with HSN Catalog Services and are employed by HSN Catalog Services for at least one month, unless they are terminated by HSN Catalog Services prior thereto without cause.

Except for the Assumed Liabilities, the Purchaser shall not be the successor to the Seller and the Purchaser does not and will not assume or become liable to pay, perform or discharge any obligation or liability whatsoever of the Seller Parties or the Other Seller Parties or relating to any of the Acquired Assets (all such obligations and liabilities being, collectively, the "Unassumed Liabilities").

               (b) Without limiting Section 1.2(a), the term "Unassumed Liabilities" includes, and the Purchaser expressly is not assuming and will not assume any of, the following liabilities, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable, and whenever arising:

               (i) any claims, demands, liabilities or obligations of any nature whatsoever (including claims, demands, liabilities or obligations in respect of Taxes, environmental matters, employment, discrimination or termination of employment, occupational health and safety, workers' or workmen's compensation, grievance proceedings or actual or threatened litigation, suits, governmental proceedings or investigations, including attorneys' fees and expenses and costs thereof) which arose or were incurred on or before the Closing, or which are based on events occurring or conditions existing on or before the Closing, or which are based on products sold or services performed by the Seller Parties or the Other Seller Parties on or before the Closing;

               (ii) any liabilities and obligations of the Seller Parties or the Other Seller Parties under this Agreement, the Escrow Agreement, the Services Agreement or any other agreement, document, instrument or certificate contemplated or entered into in connection with the transactions contemplated by this Agreement;

               (iii) any liabilities of the Seller Parties, the Other Seller Parties or any of their Affiliates not directly associated with the Business or the Acquired Assets;

               (iv) any liabilities and obligations of the Seller Parties or the Other Seller Parties identified on Schedule 1.2(b) as "Unassumed Liabilities," and any liabilities and obligations of the Seller Parties or the Other Seller Parties under any contract or agreement that is not an Assumed Contract or that is an Excluded Contract;

               (v) any liabilities or obligations whether now existing or hereafter arising, in respect of product or service liability, personal injuries or property damage with respect to products shipped, serviced or otherwise disposed of, or services performed, by either Seller Party or any of its Affiliates on or prior to the Closing Date;

               (vi) any liability arising prior to the Closing Date covered by any insurance policy maintained by either Seller Party or any of its Affiliates;

               (vii) any loans, advances, finance leases, finance company indebtedness and other direct or indirect indebtedness of any nature, including deferred purchase price payable for assets, and whether secured or unsecured, accrued, absolute, contingent or otherwise;

               (viii) any liabilities and obligations of the Seller Parties and any Affiliate of the Seller Parties for Taxes (including, without limitation, Taxes attributable to a Seller Party being a member of an affiliated group or other group filing on a combined or unitary basis and any liability arising from a Seller Party being a party to a tax sharing agreement);

               (ix) other than the Assumed Liabilities, amounts due to customers or sales representatives;

               (x) other than the Assumed Liabilities, any liabilities and obligations of the Seller Parties or the Other Seller Parties for accounts payable; and

               (xi) any customer prepaids, overpayments, credits, or other refunds due to customers that were booked by the Seller or the Business prior to January 1, 2001.

               (c) Risk of Loss. Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence not covered by insurance payable to the Purchaser shall be the total responsibility of the Seller Parties and the Other Seller Parties.

               (d) Purchase of Assets by HSN Catalog Services. HSN Catalog Services, rather than the Purchaser, shall purchase certain of the Acquired Assets and assume certain of the Assumed Liabilities. At least 10 days prior to the Closing Date, or such later date agreed to by the parties hereto, the Purchaser and HSN Catalog Services shall notify the Seller of the Acquired Assets and the Assumed Liabilities that shall be purchased and assumed by HSN Catalog Services (such Acquired Assets and Assumed Liabilities, the "Catalog Services Assets and Liabilities"). On the Closing Date, the Seller Parties shall, and shall cause the Other Seller Parties to, sell, convey, transfer, assign and deliver the Catalog Services Assets and Liabilities to HSN Catalog Services, rather than the Purchaser, and HSN Catalog Services, rather than the Purchaser, shall purchase, acquire, accept and assume the Catalog Services Assets and Liabilities, and, with respect to the Catalog Services Assets and Liabilities, any references herein to the Purchaser shall be deemed to be references to HSN Catalog Services. The Purchaser and the Seller agree to adjust the allocation of the Purchase Price set forth on Schedule 1.3(c) as appropriate to reflect the purchase of the Catalog Services Assets and Liabilities by HSN Catalog Services, and HSN Catalog Services and the Purchaser shall pay their respective portion of the Purchase Price pursuant to
Section 1.3.

               1.3. Purchase. (a) The purchase price (the "Purchase Price") for the Acquired Assets and the agreement not to compete of the Seller set forth in Section 3.8 shall be cash in the amount of the excess of (x) $33,400,000 over (y) the aggregate amount of the Merchant Receivables.

               (b) The Purchaser and HSN Catalog Services shall pay the Purchase Price (less (i) the Escrow Amount (as defined below) and (ii) the Estimated Net Working Capital Deficit (as defined in Section 1.8(b)(i)), if any), at Closing by wire transfer of immediately available funds to an account of the Seller designated in writing to the Purchaser no later than two business days prior to the Closing Date. At the Closing, the Purchaser shall deliver $3,000,000 of the Purchase Price (the "Escrow Amount") to the escrow agent (the "Escrow Agent") named in the escrow agreement to be entered into as of the Closing Date between the Purchaser, the Seller and the Escrow Agent in the form attached hereto as Exhibit A (the "Escrow Agreement"). The lesser of
(i) $2,000,000 of the Escrow Amount and (ii) the aggregate amount in the escrow fund under the Escrow Agreement shall be a contingent portion of the Purchase Price (such lesser amount, the "Contingent Amount"), and the Escrow Agreement shall provide that the Contingent Amount shall be paid back to the Purchaser if Keystone, during the first two years of the term of the Services Agreement, fails to perform, in all material respects, its obligations under the Services Agreement, unless, prior to the expiration of the first two years of the term of the Services Agreement, the Services Agreement is terminated by Keystone for Cause (as defined in the Services Agreement) or by the Purchaser for any reason other than for Cause. Fees and expenses of the Escrow Agent shall be paid fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser.

               (c) The allocation of the Purchase Price among the Acquired Assets and the non-compete set forth in Section 3.8 shall be reasonably agreed to by the Purchaser and the Seller prior to the Closing Date. The Purchaser, the Seller and HSN Catalog Services shall follow such allocation in determining and reporting their liabilities for federal, state, local and foreign tax returns filed by them subsequent to the Closing Date.

               1.4. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, or such other place as the Seller and the Purchaser shall agree, at 10:00 a.m. (Eastern time zone) on the later of June 29, 2001 and the date on which all conditions set forth in Article IV shall have been satisfied or waived, or such other date and time agreed to by the Seller and the Purchaser (such date of the Closing being hereinafter called the "Closing Date"). The Closing shall be deemed to be effective as of the close of business on the Closing Date.

               1.5. Instruments of Conveyance and Transfer. At the Closing, the Seller Parties shall, and shall cause the Other Seller Parties to, deliver to the Purchaser such bills of sale, endorsements, assignments and other instruments of transfer, conveyance and assignment (in a form satisfactory to the Seller and the Purchaser) as shall be necessary in the reasonable judgment of the Purchaser to transfer, convey and assign the Acquired Assets to the Purchaser.

               1.6. Post-Closing Assurances. Each Seller Party shall pay to the Purchaser any amounts which shall be received by such Seller Party or any of its Affiliates after the Closing Date which constitute Acquired Assets. The Seller Parties shall, and shall cause the Other Seller Parties to, at any time and from time to time after the Closing Date, upon the reasonable request of the Purchaser, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to the Purchaser, or for the aiding and assisting in the reducing to possession by the Purchaser of, any of the Acquired Assets. In connection with the foregoing, from and after the Closing Date, each Seller Party hereby confers on the Purchaser the right and authority to endorse, without recourse, the name of such party or any of its Affiliates on any check or similar negotiable instrument received by the Purchaser constituting Acquired Assets transferred, conveyed and assigned to the Purchaser hereunder.

               1.7. Assignment of Contracts; Rights. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement or attempt to transfer, sublease or assign any contract, license, lease, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom or any governmental permit, license, franchise, approval, registration or certificate of occupancy (collectively, the "Rights") to the extent that an attempted sale, transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way adversely affect the Purchaser's rights to receive the benefits thereunder.

               In order, however, that the full value of any Rights may be realized for the benefit of the Purchaser, each Seller Party shall, and shall cause the Other Seller Parties to, at its expense and at the reasonable request and under the direction of the Purchaser, in the name of such party or as otherwise reasonably specified by the Purchaser, acting reasonably, take all such action and do or cause to be done all such things that are necessary and advisable in order that the rights and obligations of such Seller Party or Other Seller Party in connection with such Rights may be performed in such manner that the value of such Rights shall be preserved and shall enure to the exclusive benefit of the Purchaser (or to the benefit of the Purchaser to the same extent as such Seller Party or Other Seller Party enjoyed prior to the date hereof if such Seller Party or Other Seller Party was not entitled to the exclusive benefit thereof).

               The Purchaser may at any time thereafter request a sale, assignment, conveyance or transfer of any Rights notwithstanding that the third party consent necessary for such sale, assignment and transfer has not been obtained; provided that such sale, assignment, conveyance or transfer of such Rights does not materially diminish the benefit of such Rights to any Affiliate of the Seller, if such Seller Party or Other Seller Party was not entitled to the exclusive benefit thereof.

               1.8.   Net Working Capital Adjustment.

               (a) Net Working Capital. As used herein, "Net Working Capital" means, as measured as of the Closing Date, the difference between (i) all current assets of the Business (which consist of the Acquired Assets that are current assets), and (ii) all current liabilities of the Business (which consist of the Assumed Liabilities that are current liabilities), as determined in accordance with United States generally accepted accounting principles as in effect on the date of this Agreement ("GAAP") except as noted on Schedule 2.1(e)(i), on a basis consistent with the procedures and practices used in the preparation of the Financial Statements (as defined in Section 2.1(e)) and as finally determined in accordance with Section 1.8(b).

               (b)    Determination of Net Working Capital.

               (i) Not later than five days prior to the anticipated Closing Date, the Seller shall prepare and deliver to the Purchaser, and the Purchaser and its accountants shall jointly review, the Seller's good faith reasonable estimate of the Net Working Capital as of the Closing Date (the "Estimated Net Working Capital"). If the Estimated Net Working Capital is negative, then the "Estimated Net Working Capital Deficit" shall mean the amount of the excess, if any, of (A) the absolute value of the Estimated Net Working Capital over (B) $200,000 plus the aggregate amount of the Merchant Receivables as of the Closing Date.

               (ii) As soon as practicable following the Closing Date (and in no event later than 45 days following the Closing Date), the Purchaser will cause Ernst & Young LLP to prepare a certificate (the "Net Working Capital Certificate") setting forth an itemization of the Net Working Capital at the Closing Date.

               (iii) Following receipt of the Net Working Capital Certificate, the Seller will be afforded a period of 30 days to review the Net Working Capital Certificate. To assist in any such review, the Purchaser will make available to the Seller any books and records, work papers prepared in connection with the Net Working Capital Certificate and the personnel involved in preparing the same. At or before the end of the 30 day review period, the Seller will either (A) accept the Net Working Capital Certificate in its entirety or (B) deliver to the Purchaser a written notice setting forth a detailed explanation of those items in the Net Working Capital Certificate that the Seller disputes (a "Notice of Dispute"). If the Seller does not deliver a Notice of Dispute to the Purchaser within the 30 day review period, the Seller will be deemed to have accepted the Net Working Capital Certificate in its entirety. If the Seller delivers a Notice of Dispute in which it disputes some, but not all, of the items in the Net Working Capital Certificate, the Seller will be deemed to have accepted all of the items not disputed other than those not directly disputed but which are affected by the items disputed.

               (iv) Within a period of 14 days after the delivery of a Notice of Dispute, the parties will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to a mutually acceptable nationally recognized firm of independent accountants whose services have not, at any time during the two (2) years prior to the date hereof, been utilized by the parties hereto for resolution (the "Independent Public Accountants"). The Independent Public Accountants shall be requested to reach a decision in good faith in accordance with the terms of this Agreement as to whether it accepts the Seller's or the Purchaser's position as to the determination of the aggregate value of the disputed items, and not later than 60 days after the reference to it of the dispute. The Independent Public Accountants shall accept the position (the Seller's or the Purchaser's) that is closest in value to its good faith determination of the aggregate value of the disputed items. The determination by the Independent Public Accountants will be binding on the parties. The fees, costs and expenses of the Independent Public Accountants shall be borne by the party whose position did not prevail in such determination. The Net Working Capital, as accepted by the Seller or adjusted to reflect the resolution of any dispute, is referred to as the "Closing Date Net Working Capital" and the "Closing Date Net Working Capital Deficit" shall mean the excess, if any, of (A) if the Closing Date Net Working Capital is negative, the absolute value of the Closing Date Net Working Capital over (B) $200,000 plus the aggregate amount of the Merchant Receivables as of the Closing Date.

               (v) Adjustment to Purchase Price. At such time as the Closing Date Net Working Capital is determined, the Escrow Agreement shall provide, and the parties hereto agree that if the Closing Date Net Working Capital Deficit is greater than the Estimated Net Working Capital Deficit, then the Purchaser and the Seller shall direct the Escrow Agent (A) to release to the Purchaser an amount equal to the amount of such excess (plus any accrued interest earned on such amount) (such excess, the "Working Capital Deficiency") by wire transfer of immediately available funds. If the Escrow Amount is less than the Working Capital Deficiency, the Seller shall pay the Purchaser the full amount of such shortfall (plus any accrued interest on such amount at an interest rate equal to that earned on the Escrow Amount) at the same time payment is made to the Purchaser by the Escrow Agent, by wire transfer of immediately available funds. If there is a Working Capital Deficiency, the Purchaser and the Seller shall agree to adjust the allocation of the Purchase Price set forth on Schedule 1.3(c) as appropriate.

               1.9.   Post-Closing EBITDA Adjustment.

               (a)    Determination of 2001 Pro Forma EBITDA.

               (i) Within thirty days after the last day of the third fiscal quarter in 2001 of the Business, the Purchaser shall provide to and discuss with the Seller its estimate of the 2001 Pro Forma EBITDA for the first three fiscal quarters of 2001. As promptly as practicable (but in any event no later than March 15, 2002) following the completion of the audit of the Purchaser Parent's and its Affiliates' 2001 financial statements to be conducted by Ernst & Young LLP (or other "Big Five" accounting firm selected by the Purchaser), the Purchaser shall deliver to the Seller a certificate (the "EBITDA Certificate") setting forth the Purchaser's determination of 2001 Pro Forma EBITDA and the 2001 EBITDA Shortfall, if any. "2001 Pro Forma EBITDA" shall be calculated in the manner that the variable contribution amount of the Business as set forth in the Budget (as defined in Section 2.1(e)(iii)) is calculated. The "2001 EBITDA Shortfall" means the excess, if any, of (i) (A) $5,387,000, minus (B) any operating expenses incurred by the Business that resulted primarily from the purchase of the Business by the Purchaser and the Purchaser's decision not to operate the Business in a manner consistent with the Budget (e.g., the hiring of more personnel than specified in the Budget), plus (C) any incremental net income that resulted primarily from the purchase of the Business by the Purchaser (e.g., mailing catalogs to customers of Affiliates of the Purchaser) over (ii) 2001 Pro Forma EBITDA; provided that if the 2001 EBITDA Shortfall is greater than $5,387,000, then it shall be deemed to be $5,387,000, and if the 2001 EBITDA Shortfall is less than $0, then it shall be deemed to be $0.

               (ii) Following receipt of the EBITDA Certificate, the Seller will be afforded a period of 30 days to review the EBITDA Certificate. To assist in any such review, the Purchaser will make available to the Seller any books and records, work papers prepared in connection with the EBITDA Certificate and the personnel involved in preparing the same. At or before the end of the 30 day review period, the Seller will either (A) accept the EBITDA Certificate in its entirety or (B) deliver to the Purchaser a written notice setting forth a detailed explanation of those items in the EBITDA Certificate that the Seller disputes (an "EBITDA Notice of Dispute"). If the Seller does not deliver an EBITDA Notice of Dispute to the Purchaser within the 30 day review period, the Seller will be deemed to have accepted the EBITDA Certificate in its entirety. If the Seller delivers an EBITDA Notice of Dispute in which it disputes some, but not all, of the items in the EBITDA Certificate, the Seller will be deemed to have accepted all of the items not disputed other than those not directly disputed but which are affected by the items disputed.

               (iii) Within a period of 14 days after the delivery of an EBITDA Notice of Dispute, the parties will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to Independent Public Accountants. The Independent Public Accountants shall be requested to reach a decision in good faith in accordance with the terms of this Agreement as to whether it accepts the Seller's or the Purchaser's position as to the determination of the aggregate value of the disputed items, and not later than 60 days after the reference to it of the dispute. The Independent Public Accountants shall accept the position (the Seller's or the Purchaser's) that is closest in value to its good faith determination of the aggregate value of the disputed items. The determination by the Independent Public Accountants will be binding on the parties. The fees, costs and expenses of the Independent Public Accountants shall be borne by the party whose position did not prevail in such determination. The EBITDA Shortfall, if any, as accepted by the Seller or adjusted to reflect the resolution of any dispute, is referred to as the "Final EBITDA Shortfall."

               (iv) Adjustment to Purchase Price. At such time as the Final EBITDA Shortfall, if any, is determined, the Seller shall promptly pay an amount equal to the Final EBITDA Shortfall to the Purchaser. In the event the Seller breaches its obligation to pay the Final EBITDA Shortfall, the Escrow Agreement shall provide that the Purchaser may direct the Escrow Agent to release to the Purchaser an amount equal to the amount of the Final EBITDA Shortfall by wire transfer of immediately available funds. If there is a Final EBITDA Shortfall, the Purchaser and the Seller shall agree to adjust the allocation of the Purchase Price set forth on Schedule 1.3(c) as appropriate.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

               2.1. Representations and Warranties by the Seller Parties. The Seller Parties jointly and severally represent and warrant to the Purchaser Parties as follows:

               (a) Organization, Standing and Power. Each of the Seller Parties (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Seller Parties is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted. True and complete copies of the certificate of incorporation and bylaws of each of the Seller Parties, including all amendments thereto through and including the date hereof, have been delivered to the Purchaser, and such documents have not been amended, modified or rescinded in any respect and are in full force and effect.

               (b) Authority; Binding Agreements. (i) Seller. The execution, delivery and performance of this Agreement, the Bill of Sale (as defined in Section 4.1), the Assignment (as defined in Section 4.1), the Escrow Agreement, and all other agreements, documents and instruments contemplated in connection with this Agreement to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Seller and its sole shareholder. The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Bill of Sale, the Assignment and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby and the Seller has duly executed and delivered this Agreement. This Agreement is, and upon execution and delivery, the Bill of Sale, the Assignment and the Escrow Agreement and such other agreements, documents and instruments will be, the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) Seller Parent. The execution, delivery and performance of this Agreement, the Services Agreement (the "Services Agreement") substantially in the form of Exhibit B, and all other agreements, documents and instruments contemplated in connection with this Agreement to which the Seller Parent is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Seller Parent, and no such authorization is necessary by the shareholders of the Seller Parent. The Seller Parent has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Services Agreement and to consummate the transactions contemplated hereby and thereby and the Seller Parent has duly executed and delivered this Agreement. This Agreement is, and upon execution and delivery, the Services Agreement and such other agreements, documents and instruments will be, the legal, valid and binding obligations of the Seller Parent enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (c) Equity Ownership. The Seller Parent owns of record and beneficially all of the issued and outstanding shares of the capital stock of Hanover Brands, Inc., which in turn owns of record and beneficially all of the issued and outstanding shares of the capital stock and other securities of the Seller. The Seller does not have any subsidiaries or own or hold any equity or other securities in any other entity.

               (d) Conflicts; Consents. None of the execution and delivery of this Agreement, the Bill of Sale, the Assignment, the Escrow Agreement, the Services Agreement, the consummation of the transactions contemplated hereby or thereby, or compliance by either Seller Party with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of the certificate of incorporation or by-laws of either Seller Party or any Other Seller Party, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which either Seller Party or any Other Seller Party is a party, or by which such party's properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall be obtained before the Closing (which waivers or consents are set forth in Schedule 2.1(d)), (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to either Seller Party or any Other Seller Party or such party's properties or assets or
(iv) result in the creation or imposition of any Liens upon any of the Acquired Assets. Except as set forth in Schedule 2.1(d), no consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, limited liability company, trust, joint venture, association or entity (governmental or private) (each, a "person" and collectively, "persons") is required in connection with the execution, delivery and performance by either Seller Party or any Other Seller Party of this Agreement, the Bill of Sale, the Assignment, the Escrow Agreement, the Services Agreement or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

               (e) Financial Information. (i) The following financial statements of the Seller are attached hereto as Schedule 2.1(e)(i) (the "Financial Statements"): a balance sheet and the related statement of income as of and for the fiscal year ended December 30, 2000 and as of and for the three month period ended March 31, 2001 and a statement of income for the fiscal year ended December 25, 1999 and for each fiscal month from March 26, 2001 through the fiscal month ending immediately prior to the date of this Agreement. Except as indicated on Schedule 2.1(e)(i), the Financial Statements have been prepared in conformity with GAAP applied on a basis consistent with prior periods and are true, accurate and complete. The balance sheets of the Seller at each date specified above present fairly in all material respects the financial position of the Seller as at the respective dates thereof, and the related statement of income of the Seller for each of the periods specified above present fairly in all material respects the results of operations of the Seller for each of such periods. The Financial Statements are unaudited and contain no footnotes or schedules.

               (ii) The Seller does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) in respect of the Business or the Acquired Assets other than (A) as reflected or reserved against on the most recent balance sheet furnished pursuant to Section 2.1(e)(i), (B) as described on Schedule 2.1(e)(ii), (C) liabilities and obligations incurred in the ordinary course of business consistent with past practice, or (D) liabilities for Taxes arising in connection with the operations of the Seller and not yet due and payable. All reserves established by the Seller Parties for the Business are reflected on the balance sheets of the Seller and are adequate, and there are no loss contingencies that are required to be accrued in accordance with GAAP which are not provided for on such balance sheets, except as provided in Schedule 2.1(e)(ii).

               (iii) Attached as Schedule 2.1(e)(iii) is a budget for the Business for the 2001 fiscal year (the "Budget"). The Budget has been prepared based on the best estimate of the Selling Parties as to the items set forth therein, taking into account, among other things, the financial results of the Business in prior years and assumptions the Seller Parties reasonably believe in good faith to be reasonable, and neither Seller Party has knowledge of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; it being understood that neither Seller Party makes any representation or warranty as to the performance of the economy as a whole.

               (f) Absence of Changes. Except as set forth in Schedule 2.1(f), since December 30, 2000, the Business has been operated in the ordinary course consistent with past practice and there has not been:

               (i) any material adverse change in the assets, liabilities, properties, condition (financial or otherwise), affairs, earnings, business, operations, management personnel or customer arrangements of the Business;

               (ii) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred in respect of the Business, other than obligations under customer contracts, current obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

               (iii) any payment, discharge or satisfaction of any claim or obligation, except in the ordinary course of business and consistent with past practice;

               (iv) except for sales of inventory in the ordinary course of business consistent with past practice or as contemplated by this Agreement, any sale, assignment, pledge, encumbrance, hypothecation, transfer or other disposition of any tangible asset used in the Business or intended to be used in the Business, or any sale, assignment, transfer or other disposition of any patents, trademarks, trade secrets, service marks, trade names, copyrights, licenses, franchises, know-how or any other intellectual property or proprietary information or intangible assets used in the Business or intended to be used in the Business or any other Acquired Assets;

               (v) any write-down of the value of any asset or inventory used or held for use in the Business or any write-off as uncollectible of any accounts or notes receivable or any portion thereof of either Seller Party or any Other Seller Party relating to the Business;

               (vi) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to either Seller Party or any Other Seller Party relating to the Business;

               (vii) any capital expenditure or commitment or addition to property, plant or equipment used in the Business or intended to be used in the Business;

               (viii) any increase in the compensation of employees of the Business (including any increase pursuant to any bonus, pension, change of control, stock option, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment);

               (ix) any material damage, destruction or loss (whether or not covered by insurance) affecting any asset or property held or used in connection with the Business;

               (x) any change in the independent accountants of either Seller Party or in the accounting methods or accounting practices followed by either Seller Party in connection with the Business or any change in depreciation or amortization policies or rates;

               (xi) any failure to pay when due any material liabilities arising out of the operation of the Business;

               (xii) any change in the level of inventory in the Business in any material respect from the levels customarily maintained in the Business;

               (xiii) any agreement or action not otherwise referred to in items (i) through (xii) above entered into or taken that is material to the Business; or

               (xiv) any agreement, whether in writing or otherwise, to take any of the actions specified in this Section 2.1(f).

               (g) Assets, Property and Related Matters. (i) The Seller Parties and the Other Seller Parties are the sole owners of the Acquired Assets and have, and the Purchaser will at the Closing acquire, good and valid title to, and in the case of the immovable property, good, valid and marketable title to, or a good, valid leasehold interest in, as applicable, all of the Acquired Assets, free and clear of all Liens, other than Permitted Liens. At the time of Closing, the Seller will have delivered to the Purchaser true and complete lien searches for all relevant jurisdictions (which are listed in Schedule 2(g)) evidencing the absence of Liens on any of the Acquired Assets, other than Liens on such assets for which full releases satisfactory in form and substance to the Purchaser will have been delivered to the Purchaser by Closing. The tangible property included in the Acquired Assets is in good operating condition and repair, subject to ordinary wear and tear. Except as set forth in Schedule 2.1(g)(A), the Acquired Assets constitute all of the properties, interests, assets and rights used or held for use or intended to be used or held for use in connection with the Business. Except as set forth in Schedule 2.1(g)(B), the Acquired Assets, together with the services to be provided to the Purchaser pursuant to the Services Agreement, constitute all that is necessary to continue to operate the Business consistent with current and historical practice.

               (ii) All immovable (real) property the leases for which constitute part of the Acquired Assets (each, a "Company Property") and all appurtenances and improvements, as used, constructed or maintained by the Seller Parties or any Other Seller Party at any time, conform in all material respects to applicable federal, state, local and foreign laws and regulations, including Environmental Laws and, except as otherwise disclosed on Schedule 2.1(g)(ii), no notices of violation, contravention or breach of any such legal requirements have been issued by any governmental authority with respect to any Company Property, including all building, fire, health, zoning, setback, and subdivision laws, regulations or ordinances and all Environmental Laws and such Company Property is used in compliance with all legal requirements. No condemnation proceeding is pending or, to the knowledge of the Seller Parties, threatened which would preclude or impair the use of any Company Property by the Purchaser for the uses for which they are intended. The Seller owns no real property.

               (iii) No part of any Company Property is subject to any building or use restrictions that would restrict or prevent in any material respect the present use and operation of such Company Property, and each Company Property is properly and duly zoned for its current use, and such current use is in all material respects a conforming use. No governmental authority having jurisdiction over any Company Property has issued or, to the knowledge of the Seller

Parties, has threatened to issue any notice or order that adversely affects the use or operation of any Company Property, or requires, as of the date hereof or a specified date in the future, any repairs, alterations, additions or improvements thereto, or the payment or dedication of any money, fee, exaction or property. The Seller Parties have no knowledge of any actual or pending imposition of any assessments for public improvements with respect to any Company Property and, to the knowledge of the Seller Parties, no such improvements have been constructed or planned that would be paid for by means of assessments upon any Company Property.

               (h) Patents, Trademarks and Similar Rights. (i) Schedule 2.1(h)(i) sets forth a true and complete list of any and all patents, trademarks (registered or unregistered), trade names, service marks, copyrights, domain names and applications therefor owned, used, filed by or licensed to either Seller Party or any of its Affiliates with respect to the Business. With respect to registered trademarks, Schedule 2.1(h)(i) sets forth a list of all jurisdictions in which such trademarks (if any) are registered or applied for and all registration and application numbers. With respect to patents, Schedule 2.1(h)(i) sets forth a list of all jurisdictions in which such patents have been granted or applied for and all registration and application numbers. The Seller Parties and the Other Seller Parties own or validly license all patents, trademarks, service marks, trade names, domain names and copyrights, in each case registered or unregistered, inventions, technology, industrial design, software, know-how, trade secrets, Personally-Identifiable Data (as defined below) and other intellectual property rights (collectively, the "Intellectual Property") (provided, however, that the Intellectual Property does not include any technology, industrial design, software, know-how or trade secrets used principally or exclusively by Keystone to perform its obligations under the Services Agreement or that is provided or made available to the Purchaser solely under the Services Agreement) used in the Business as presently conducted or proposed to be conducted, with no infringement of or conflict with any rights of others. The Seller Parties and the Other Seller Parties are, and on the Closing Date the Purchaser will be, the sole and exclusive owner of or valid licensee of all rights to the Intellectual Property, free and clear of all Liens. Each of the aforesaid elements of the Intellectual Property is valid, subsisting and enforceable. Except as set forth on Schedule 2.1(h)(i), the Seller has, and on the Closing Date the Purchaser will have, the right to use the same without the payment of any license, fee, royalty or similar charge. Except as set forth on Schedule 2.1(h)(i), none of the Seller Parties or any of their Affiliates has granted to any third party any license or other right to any of the Intellectual Property. Except as set forth on Schedule 2.1(h)(i), there is no claim pending or, to the knowledge of the Seller Parties, threatened which relates to any of the Intellectual Property and there is no basis on which any such claim could be brought. Except as set forth on Schedule 2.1(h)(i), no Seller Party or any of its Affiliates has received any notice that the operations of the Business or the practice of any of the Intellectual Property infringes upon or conflicts with any patent, trademark, trade name, copyright or other proprietary right of a third party and, to the knowledge of the Seller Parties, there is no basis on which any such claim could be brought.

               (ii) Except as set forth on Schedule 2.1(h)(ii), to the knowledge of the Seller Parties, there is no infringement or improper use by any third party of the Intellectual Property. The Seller Parties and the Other Seller Parties have taken all action necessary to prosecute all of the such parties' existing applications and to maintain all of such parties' registrations listed on Schedule 2.1(h)(i) (if any) in full force and effect in the jurisdictions named therein and, except as set forth in Schedule 2.1(h)(ii), such parties have not taken or failed to take any action which would have the effect of waiving any rights to the Intellectual Property. Except as set forth on Schedule 2.1(h)(ii) and assuming the consents or waivers required under the contracts listed on Schedule 2.1(d) are received prior to Closing, no contract, agreement or understanding with any party exists that would impede or prevent the assignment to the Purchaser of all right, title and interest of the Seller Parties and the Other Seller Parties in and to the Intellectual Property.

               (iii) The Seller Parties and the Other Seller Parties have taken all reasonable measures to protect and preserve the security, confidentiality, value and ownership of the Intellectual Property, including trade secrets and other confidential information and, to the knowledge of the Seller Parties, to obtain authorization, through privacy policies, notices, consents or otherwise, to use Personally-Identifiable Data in the Business as conducted. Except as set forth in Schedule 2.1(h)(iii), neither Seller Party nor any of its Affiliates has any contract, agreement, understanding or policy, including without limitation any privacy policy, that could limit the use of the Personally-Identifiable Data by the Purchaser after the Closing. All employees and consultants of the Seller Parties and the Other Seller Parties involved in the design, review, evaluation or development of products or intellectual property rights are subject to such party's Corporate Code of Conduct, a copy of which is set forth on Schedule 2.1(h)(iii), which is sufficient to protect the confidentiality and value of the Intellectual Property. Except as set forth on Schedule 2.1(h)(iii), to the knowledge of the Seller Parties, all trade secrets and other confidential information of the Seller Parties and the Other Seller Parties relating to the Business or the Acquired Assets are presently valid and protectable and are not part of the public domain or knowledge, nor, to the knowledge of the Seller Parties, have they been used, divulged or appropriated for the benefit of any person other than the Seller Parties or the Other Seller Parties to the detriment of the Business; provided, however, that the Seller's customer lists have from time to time been rented, provided to certain third parties, and provided to Affiliates in the ordinary course of business. The Personally-Identifiable Data contains, in all material respects, a true, correct and complete list of all of the customers who have actually purchased merchandise from the Business since September, 1995.

               (iv) For the purposes of this Agreement, "Personally-Identifiable Data" means the names, addresses, email addresses, telephone numbers, fax numbers of any natural persons, or any other data likely to substantially identify any particular natural persons, together with any other information about a natural person which is combined with or linked to any of the foregoing information, including but not limited to customer lists, mailing lists, telemarketing lists, email telemarketing lists, customer or prospective customer databases, credit reports, data regarding purchases of identified customers, and databases or records of website usage by users who are identified by any of the foregoing information.

               (i) Insurance. Schedule 2.1(i) contains a true and complete list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance held in connection with the Business. All insurance policies are in the name of the Seller Parent are outstanding and in full force and effect, all premiums with respect to such policies are currently paid and such policies will not by their terms be affected by, or terminated or lapse by reason of, the transactions contemplated by this Agreement. No Seller Party has received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. Except as set forth on
Schedule 2.1(i), no
claim under any such policy relating to the Seller, the Business or the Acquired Assets is pending.

               (j) Agreements, Etc. (i) Schedule 2.1(j)(i) contains a true and complete list (and with respect to oral contracts or agreements, a description) of all written or oral contracts, agreements and other instruments (other than the Excluded Contracts) to which the Seller is a party and to which the Seller Parent or any Other Seller Party or any of their Affiliates is a party in connection with the Business (i) relating to indebtedness for money borrowed or capital leases, (ii) of duration of three months or more from the date hereof and not cancelable without penalty on 30 days or less notice, (iii) relating to commitments in excess of $25,000, (iv) relating to the employment, compensation or termination of any employee, consultant or other agent of the Seller or the Business, (v) relating to the sale or other disposition of any assets, properties or rights, (vi) relating to the lease or similar arrangement of any machinery, equipment, motor vehicles, furniture, fixtures or similar property, (vii) between the Seller and its sole stockholder or any Affiliate of the Seller, (viii) that restricts the operation of any part of the Business anywhere in the world, (ix) between either Seller Party or any of their Affiliates and the top ten suppliers to the Business and (x) that is otherwise material to the Business or entered into other than in the ordinary course of business. No Seller Party, or any of their Affiliates, as applicable, is in default under any such agreement or instrument where such default could, singly or in the aggregate with defaults under other agreements or instruments, have a material adverse effect on the assets, liabilities, properties, condition (financial or otherwise), affairs, earnings, business, operations, management personnel or customer arrangements of the Business (a "Material Adverse Effect"), and, to the knowledge of the Seller Parties, no other party to any such agreement or instrument is in breach thereof or default thereunder. All such agreements or instruments are in full force and effect and are enforceable against the other parties thereto. Except as set forth in Schedule 2.1(j)(ii), the Seller has made available to or furnished to the Purchaser true and complete copies of all documents described in Schedule 2.1(j)(i). Except as set out in the contracts and agreements listed in Schedule 2.1(j)(i), there are no directors, officers, employees, consultants or other agents of the Seller or the Business who are entitled to a specified notice of termination or fixed term of employment or who cannot be dismissed upon such notice as is required by law.

               (ii) The Seller has not made available to or furnished to the Purchaser true and complete copies of the documents described in Schedule 2.1(j)(ii) (the "Other Agreements"). The Other Agreements (other than purchase orders) are not, individually or in the aggregate, material to the Business. The Other Agreements were entered into in the ordinary course of business, consistent with past practice. The economics of the Other Agreements, in the aggregate, and the effect the Seller expects them to have on the Business are factored into the Budget.

               (k) Litigation, Etc. Except as set forth in Schedule 2.1(k), there have not been for the past three years, nor are there, any suits, actions, claims, complaints, litigation, investigations or legal or administrative or arbitration proceedings in respect of the Business, the Acquired Assets or the Seller, pending or, to the knowledge of either Seller Party, threatened, whether at law or in equity, or before or by any federal, foreign, state, local or other governmental department, commission, board, bureau, agency or instrumentality (other than matters that individually and in the aggregate are immaterial to the Business and the Acquired

Assets). There have not been for the past three years, nor are there, any judgments, decrees, injunctions, rulings, awards or orders of any court, governmental department, commission, agency, instrumentality or arbitrator or against either Seller Party, any of its Affiliates, or any of their respective assets or properties, relating to or affecting the Business or the Acquired Assets (other than matters that individually and in the aggregate are immaterial to the Business and the Acquired Assets).

               (l) Compliance; Governmental Authorizations. (i) Except as set forth in Schedule 2.1(l), each Seller Party and Other Seller Party has complied and is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations, rulings, awards, statutes, interpretations and orders (including those relating to disposal of materials, environmental protection and occupational safety and health) applicable to the Seller and the Business or the Acquired Assets. There are no present or past conditions relating to the Seller or the Acquired Assets, or relating to any Company Property or any appurtenances thereto or improvements thereon, that could reasonably be expected to lead to any material liability against the Acquired Assets, the Business or the Purchaser or otherwise could reasonably be expected to have an adverse effect (other than individually and in the aggregate an immaterial adverse effect) on the Purchaser, the Business or the Acquired Assets, for violation of any applicable health or safety laws. No Seller Party or Other Seller Party has violated in any material respect (other than such violations that have been fully cured or remedied and pursuant to which such party has no liability (contingent or otherwise)), nor is either Seller Party or any Other Seller Party in violation in any material respect of, any requirements of any federal, state, local or foreign laws, ordinances, regulations, rulings, awards, statutes, interpretations and orders relating to transportation or disposal of materials or the discharge of chemicals, gases or other substances or Hazardous Materials (as defined below) into the environment or to the safety or protection of the environment (the "Environmental Laws") in connection with the conduct of the Business or in connection with the use, maintenance or operation of any Company Property. There are no present or past conditions relating to the Seller or the Acquired Assets or relating to any Company Property, nor are there any present or past conditions relating to any immovable (real) property previously owned, leased or operated by the Seller or any of its present or past Affiliates, that in any such case could reasonably be expected to lead to any liability of the Purchaser or any of its Affiliates under any Environmental Law (other than liabilities that individually and in the aggregate are immaterial). Each Seller Party and Other Seller Party has operated each Company Property and has received, handled, used, stored, treated, transported, shipped and disposed of all Hazardous Materials, substances and wastes (whether or not on its properties or properties owned or operated by others) in compliance in all material respects with all applicable Environmental Laws (other than such instances of non-compliance that have been fully cured or remedied and pursuant to which such party has no liability (contingent or otherwise)) (other than liabilities that individually and in the aggregate are immaterial). There are no Hazardous Materials currently located at, on or under any Company Property. "Hazardous Materials" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Laws; (B) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (C) any petroleum product; (D) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any other Environmental Law, as amended or hereafter amended; or (E) any radioactive material, including any source, special nuclear or by-product material as defined at

42 U.S.C. Section 2011 et seq., as amended or hereafter amended, or by any other Environmental Laws.

               (ii) The Seller has all federal, state, local and foreign governmental licenses, permits authorizations, certificates, approvals (the "Permits") necessary to conduct the Business as presently being conducted, which Permits (and any exceptions thereto) are listed in Schedule 2.1(l). Such Permits are in full force and effect, no violations are or have been recorded in respect of any thereof (other than such violations that have been fully cured or remedied), no proceeding is pending or, to the knowledge of the Seller Parties, threatened, to revoke or limit any thereof and no Seller Party knows of any basis for any such proceeding.

               (m)    Employees and Compensation.

               (i) No employee of the Seller or the Business (whose duties primarily relate to the Business) (collectively, the "Seller Employees") is represented by any union and, to the knowledge of the Seller Parties, there is no labor strike, slowdown, stoppage or organizational effort pending or threatened against the Seller or the Business.

               (ii) Schedule 2.1(m) sets forth (A) a true and correct list of the name, location and current annual salary of each Seller Employee and
(B) any other form of material compensation (other than salary or customary employee benefits) paid or payable to such Seller Employee by either Seller Party or any of its Affiliates for the current fiscal year.

               (iii) Except as set forth in Schedule 2.1(m), the consummation of the transactions contemplated by this Agreement will not (A) entitle any shareholder, director, officer, employee, independent contractor, consultant or agent of the Seller or any of its Affiliates to severance pay or termination benefits or any other payment for which the Purchaser or any of its Affiliates could reasonably be expected to become liable, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such shareholder, director, officer, employee, independent contractor, consultant or agent or former shareholder, director, officer, employee, independent contractor, consultant or agent for which the Purchaser or any of its Affiliates could reasonably be expected to become liable or (C) except for the Assumed Liabilities, obligate the Purchaser or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or any other benefits to any such shareholder, director, officer, employee, independent contractor, consultant or agent for periods before the Closing Date or for personnel whom the Purchaser does not actually employ.

               (n)    Benefit Plans.

               (i) Except for the liabilities set forth in Section 1.2(a)(viii) to be assumed by the Purchaser at Closing, none of the Purchaser Parties nor any of their Affiliates (A) shall be responsible for any existing or future liability under any plan, program, or arrangement maintained by either Seller Party or any of its Affiliates or under which either Seller Party or any of its Affiliates has or may have any obligation to contribute, with respect to any Seller Employee, whether such plan, program or arrangement is formal or informal, written or unwritten, and whether or not such plan, program, or arrangement is an "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")

(collectively, "Seller Benefit Plans") and (B) shall be obligated to administer or maintain any Seller Benefit Plan. The Seller Benefit Plans are listed on Schedule 2.1(n).

               (ii) The Seller has made available to or provided to the Purchaser true and complete copies of: (A) each Seller Benefit Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA; (B) each Seller Benefit Plan that is an "employee pension benefit plan" under Section 3(2) of ERISA; (C) the most recent annual report required to be filed, including Form 5500, for each Seller Benefit Plan described under (A) and (B); (D) the current summary plan description and any material modifications thereto; and
(E) the most recent determination letter received from the Internal Revenue Service (the "Service") with respect to a Seller Benefit Plan described under
(B) that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or the application therefor, if such letter has not been issued by the Service.

               (iii) The Seller and its Affiliates have fully satisfied the COBRA provisions of ERISA and the Code.

               (iv) Except for the liabilities set forth in Section 1.2(a)(viii) to be assumed by the Purchaser at Closing, none of the Purchaser Parties nor any of their Affiliates shall be responsible for any existing agreement between either Seller Party or any of its Affiliates and any Seller Employee, including an agreement (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Purchaser Parties in the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment.

               (o) Accounts Receivable. Schedule 2.1(o) contains a true aged list of unpaid accounts and notes receivable relating to the Business as of the fiscal month ended immediately prior to the date of this Agreement, all of which, to the knowledge of the Seller Parties, are collectible in the ordinary course of business, except to the extent otherwise specified in
Schedule 2.1(o).

               (p) Business Relations. Since December 30, 2000, there has not been any material adverse change in the business relationship of the Seller or the Business with any of its creditors, employees, suppliers or other persons having a material business relationship with the Seller or the Business. No creditor, supplier or other person having a material business relationship with the Seller or the Business has informed either Seller Party that such person intends to change or request a change in such relationship (including without limitation any change in product pricing) because of the purchase and sale of the Acquired Assets or the consummation of any other transaction contemplated hereby or for any other reason.

               (q) Accounts Payable. Schedule 2.1(q) contains a true and complete aged list of all accounts payable relating to the Business as of the fiscal month end prior to the date of this Agreement.

               (r) Related Party Transactions. No current or former director, officer or shareholder of any Seller Party, any Other Seller Party or any Associate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or Affiliate thereof, or, to the knowledge of either Seller Party, any relative with a relationship of not more remote than first cousin of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been, (i) a party to any transaction with either Seller Party or any Other Seller Party or involving the Business or the Acquired Assets (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or movable (personal) property from, or otherwise requiring payments to, any such director, officer or shareholder or such Associate), other than the purchase of goods from the Seller in the ordinary course of business, or (ii) to the knowledge of the Seller Parties, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor or supplier of the Business, nor does any such person receive income from any source other than the Seller which relates to the Business or should properly accrue to the Seller in connection with the Business.

               (s) Taxes. (i) Except as set forth on Schedule 2.1(s), (A) all Tax Returns (as defined below) required to be filed on or before the Closing Date by the Seller Parties, any subsidiary of the Seller Parties (for purposes of this Section 2.1(s), collectively the "Seller Group") and any consolidated, combined or unitary group of which any member of the Seller Group is or has been a member with respect to any Taxes (as defined below) have been or will be filed when due (including extensions) in accordance with all applicable laws; (B) all material Taxes shown as due on such Tax Returns have been or will be timely paid; (C) such Tax Returns are true, correct and complete in all material respects (including the amount of Taxes due and payable); (D) there are no outstanding waivers or agreements extending the application of any statute of limitations of any jurisdiction for any period with respect to any member of the Seller Group regarding the assessment or collection of any Tax; (E) except for Taxes not yet due and payable, none of the Seller Group's assets (including the Acquired Assets) is subject to any lien arising in connection with any failure or alleged failure to pay any Tax;
(F) the charges, accruals and reserves for Taxes with respect to the Seller Group for any pre-Closing Tax period (including any taxable period for which no Tax Return has yet been filed) reflected on the books of the Seller Group (excluding any provision for deferred Taxes), as disclosed to the Purchaser are adequate to cover such Taxes; (G) each member of the Seller Group has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (H) neither of the Seller Parties is a "foreign person" under Section 1445 of the Code with respect to the sale of the Acquired Assets; (I) no member of the Seller Group has, to its knowledge, participated in any arrangement (including any Tax sharing agreement) whereby any income, revenues, receipts, gain, loss or Tax asset of such member of the Seller Group was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax asset of any other person; and
(x) none of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (ii) For purposes of this Agreement, (A) "Tax" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Seller, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties; and (B) "Tax Return" means returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include an amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

               (t) Disclosure. There have been no events, transactions or information relating to the Business which have come to the attention of either of the Seller Parties which could reasonably be expected to have a Material Adverse Effect. No representation or warranty of any of the Seller Parties contained in this Agreement or any other agreement, document or instrument delivered or entered into by either Seller Party on the Closing Date in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading.

               (u) Brokers. Except as set forth in Schedule 2.1(u), no agent, broker, investment banker, person or firm acting on behalf either of the Seller Parties or any of its Affiliates or under the authority of either of the Seller Parties or any of its Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

               (v) Inventory. The inventory included in the financial statements contained in Schedule 2.1(e) is the only inventory used or held for use or intended to be used or held for use in the Business and is valued for financial statement purposes at the lower of cost or market in aggregate, on a first-in, first-out basis. Such inventory is useable and salable in the ordinary course of business as currently conducted at customary gross margins. The Seller has established reserves on its financial statements contained in
Schedule 2.1(e) with respect to such inventory in an amount sufficient to value such inventory at the lower of cost or market.

               (w) Fixed Assets. The net book value of the property, plant and equipment included in the financial statements contained in Schedule 2.1(e) is as of the date of this Agreement and will as of the last day of the fiscal month ended immediately prior to the Closing be no less than $4,000. Such property, plant and equipment is accounted for at cost.

               (x) Customs. All goods imported into the United States or any other country by either Seller Party for use in the Business (the "Imported Goods") have been properly valued and classified in accordance with applicable tariff laws, rules and regulations and all proper duties, tariffs or excise taxes have been paid with respect to the Imported Goods, no penalties have been assessed or claimed with respect to any Imported Goods, and no written inquires relating thereto have been received by either Seller Party. All Imported Goods have been properly marked as to country of origin, content and material. To the knowledge of the Seller

Parties, the Seller Parties have had no buying agency agreements required to be filed with the U.S. Customs Service with respect to the Imported Goods.

               2.2. Representations and Warranties by the Purchaser Parties. The Purchaser Parties jointly and severally represent and warrant to the Seller Parties as follows:

               (a) Organization and Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. HSN Catalog Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Assignment, the Escrow Agreement, the Services Agreement and all other agreements, documents and instruments contemplated in connection with this Agreement to which any Purchaser Party is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of the Purchaser Parties. The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement, the Assignment, the Escrow Agreement and the Services Agreement and to consummate the transactions contemplated hereby and thereby and the Purchaser has duly executed and delivered this Agreement. The Purchaser Parent has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and the Purchaser Parent has duly executed and delivered this Agreement. HSN Catalog Services has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and HSN Catalog Services has duly executed and delivered this Agreement. This Agreement is, and upon execution and delivery, the Assignment, the Escrow Agreement, the Services Agreement and such other agreements, documents and instruments will be, the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement is, and upon execution and delivery, the Services Agreement and such other agreements, documents and instruments will be, the legal, valid and binding obligation of the Purchaser Parent, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement is, and upon execution and delivery, such other agreements, documents and instruments will be, the legal, valid and binding obligation of HSN Catalog Services, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (c) Equity Ownership. The Purchaser Parent owns of record and beneficially 100% of the limited liability company interests of the Purchaser. The general partner of the Purchaser Parent owns of record and beneficially 100% of the capital stock of HSN Catalog Services. The Purchaser does not have any subsidiaries or own or hold any equity or other securities in any other entity. HSN Catalog Services does not have any subsidiaries or own or hold any equity or other securities in any other entity.

               (d) Conflicts; Consents. None of the execution of this Agreement, the Assignment, the Escrow Agreement or the Services Agreement, the consummation of the transactions contemplated hereby or thereby or compliance by the Purchaser Parties with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the constitutive documents of the Purchaser Parties, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which any Purchaser Party is a party, or by which such party or such party's properties or assets, may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents shall be obtained before the Closing, or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to any Purchaser Party or such party's properties or assets, in each case, which conflict, breach, default or violation could reasonably be expected to materially impair such party's ability to consummate the transactions contemplated hereby. No material consent or approval by or notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by the Purchaser Parties of this Agreement or by the Purchaser of the Assignment and the Escrow Agreement, or by the Purchaser Parent or the Purchaser of the Services Agreement or the consummation of the transactions contemplated hereby or thereby, other than those that have been obtained or will prior to the Closing Date be obtained and are, or will be, in full force and effect.

               (e) Brokers. No agent, broker, investment banker, person or firm acting on behalf of any Purchaser Party or under the authority of any Purchaser Party is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

               (f) Sufficient Funds. At the Closing, the Purchaser and HSN Catalog Services will have available funds sufficient to purchase the Acquired Assets, to fund the Escrow Amount and to perform their respective obligations hereunder.

                                 ARTICLE III

                            ADDITIONAL AGREEMENTS

               3.1. Expenses; Sales. Each party hereto shall pay its respective legal and accounting fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all other agreements, documents and instruments executed pursuant hereto and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein, whether or not Closing occurs. The Seller shall pay the cost of all income, excise, single business, use, gross receipts and similar taxes arising out of or in connection with the transactions contemplated by this Agreement and the other agreements, documents and instruments executed pursuant hereto. The Seller and the Purchaser shall each pay 50% of any sales and transfer taxes arising out of or in connection with the transfer by the Seller Parties and the Other Seller Parties to the Purchaser of the Acquired Assets and Assumed Liabilities pursuant hereto.

               3.2. Conduct of Business. From the date hereof until the Closing Date, except as expressly contemplated by this Agreement or as otherwise consented to by the Purchaser in writing, the Seller Parties shall, and shall cause the Other Seller Parties to, operate the Business only in the ordinary course of business consistent with past practice in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve their relationships with customers, suppliers and other business relations with respect to the Business and the Acquired Assets. The Seller Parties shall, and shall cause the Other Seller Parties to, not take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Section 4.1 not being satisfied. Without limiting the generality of the foregoing, the Seller Parties shall, and shall cause the Other Seller Parties to, with respect to the Business and the Acquired Assets, except as otherwise agreed in writing by the Purchaser: (i) carry on the Business in the ordinary course in substantially the same manner as heretofore conducted; (ii) maintain and keep their assets in as good repair, working order and condition as at present, except for depreciation due to ordinary wear and tear; (iii) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained; (iv) perform in all material respects all obligations under all contracts, agreements, documents and instruments relating to or affecting the Acquired Assets and the Business; (v) comply in all material respects with all applicable requirements of law, rules, regulations, orders, ordinances and directives, whether federal, state, local, foreign or otherwise; (vi) not enter into or amend, modify, terminate or waive compliance with any provision of any contract or commitment other than in the ordinary course of business or as specifically contemplated by this Agreement; (vii) not take, or fail to take, any action which would result in a breach in any material respect of any of the warranties or an inaccuracy in any material respect in any of the representations contained in Section 2.1; (viii) use their reasonable best efforts to maintain and preserve their business organization intact and maintain relationships with suppliers without any changes to current arrangements so that they may be preserved in at least as good condition after the Closing Date; (ix) not hypothecate, mortgage, pledge or subject to any Lien any of the Acquired Assets or grant any interest in, right to or any license of, any of the Acquired Assets; (x) not institute, settle or agree to settle any litigation, action or proceeding before any court or tribunal or government authority and not waive or surrender any rights related to the Business; (xi) directly or indirectly, cause or permit any state of affairs, action or omission described in clauses (i) through (xiv) of Section 2.1(f); and (xii) not enter into any agreement or make any commitment to take any of the type of action prohibited in the foregoing clauses; and shall promptly notify the Purchaser upon becoming aware of any such state of affairs, action or omission.

               3.3. Further Assurances. Each party hereto agrees to use, and the Seller Parties agree to cause each of the Other Seller Parties to use, its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV hereof are satisfied, insofar as such matters are within the control of such party. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to ensure the proper assignment and delivery of the Acquired Assets to the Purchaser, each of the parties to this Agreement shall, and the Seller Parties shall cause the Other Seller Parties to, take or cause to be taken all such necessary action, including, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

               3.4. No Shop. (a) Neither of the Seller Parties will, nor will they permit any of the Other Seller Parties to, nor will they permit any of their or any of the Other Seller Parties' respective directors, officers, employees or other representatives or agents to, directly or indirectly, contact, or encourage, solicit or initiate any inquiries or proposals by, or participate in discussions or negotiations or enter into any agreement or understanding (whether oral or written) with, or provide any information or assistance to, any person or entity (other than the Purchaser Parties and their representatives) concerning or looking toward any merger involving the Seller or the Business, sale of securities of the Seller, sale of substantial assets of the Seller or the Business or similar transaction to the transactions contemplated by this Agreement.

               (b) Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 3.4 by any officer, director, employee or other representative or agent of any of the Seller Parties or the Other Seller Parties shall be deemed to be a breach of this
Section 3.4.

               (c) In the event that any of the Seller Parties or the Other Seller Parties receives a proposal relating to any such transactions described in Section 3.4(a), the Seller Parties shall promptly notify the Purchaser of such proposal (including the terms thereof and the identity of the persons or entity making such proposal).

               (d) This Section 3.4 will terminate on the first to occur of the Closing or the termination of this Agreement pursuant to Section 6.2.

               3.5. Access and Information. (a) From the date hereof until the first to occur of the Closing Date and the termination of this Agreement, the Seller Parties shall, and shall cause the Other Seller Parties to, permit the Purchaser Parties and their respective representatives to make such investigation of the business, operations and properties of the Seller Parties and the Other Seller Parties relating to the Business and the Acquired Assets as such persons deem necessary or desirable in connection with the transactions contemplated hereby. Such investigation shall include, without limitation, access to the respective officers, employees, agents and representatives (including legal counsel and independent accountants) of the Seller Parties and the Other Seller Parties relating to the Business and the Acquired Assets and the properties, books, records and commitments of the Seller Parties and the Other Seller Parties relating to the Business and the Acquired Assets. The Seller Parties shall, and shall cause the Other Seller Parties to, furnish the Purchaser and its representatives with such financial, operating and other data and information, and copies of documents, with respect to the Business or any of the transactions contemplated hereby, as the Purchaser shall from time to time request. Such access and investigation shall be made upon reasonable notice and at reasonable places and times. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder. Without limiting the foregoing, during such period, the Seller Parties shall keep the Purchaser informed as to the business and operations of the Business and shall consult with the Purchaser with respect thereto as appropriate.

               (b) Following the Closing Date, the Seller Parties shall, and shall cause the Other Seller Parties to, make available to the Purchaser any data and other information in the possession of the Seller Parties and the Other Seller Parties relating to the Acquired Assets or the Business and the Seller Parties shall reasonably assist the Purchaser in arranging discussions with (and the calling as witnesses in any proceedings related to the Acquired Assets or the Business, of) officers, employees and agents of the Seller Parties and the Other Seller Parties: (i) to permit the preparation of any tax returns; (ii) in connection with any governmental examination of tax returns relating to the Acquired Assets; (iii) to defend or prosecute any claims relating to the Acquired Assets; or (iv) for any other purpose reasonably requested by the Purchaser.

               3.6.   Bulk Sales.  Subject to the indemnification provision in
Section 5.1(a)(vi), the Seller and Purchaser hereby agree to waive compliance with any and all bulk sales laws applicable to the transactions contemplated by this Agreement.

               3.7. Public Announcements. Except as otherwise required by law or applicable stock exchange rules, no party hereto may issue any press release or other public disclosure concerning this transaction without the prior written consent of the other parties hereto.

               3.8. Confidentiality; Non-Competition. (a) Until the Closing, the Purchaser Parties and the Seller Parties each agree that all financial or other information about the Purchaser Parties or the Seller Parties, or other information of a confidential or proprietary nature, disclosed to the other at any time in connection with the proposed transaction shall be kept confidential by the party receiving such information and shall not be disclosed to any person or used by the receiving party (other than to its agents or employees or in connection with the transactions contemplated by this Agreement) except: (i) with the prior written consent of the disclosing party; (ii) as may be required by applicable law or court process; (iii) such information which may have been acquired or obtained by such party (other than through disclosure by the other party in connection with the transactions contemplated by this Agreement); or (iv) such information which is or becomes generally available to the public other than as a result of a violation of this provision. On and after the Closing, the Seller Parties each agree that all information relating to the Business and the Acquired Assets shall be kept confidential by the Seller Parties and their Affiliates and shall not be disclosed to any person or used by the Seller Parties or any of their Affiliates except: (i) with the prior written consent of the Purchaser; (ii) as may be required by applicable law or court process; or (iii) such information which is or becomes generally available to the public other than as a result of a violation of this provision. On and after the Closing, the Purchaser Parties each agree that all financial or other information about the Seller Parties, or other information of a confidential or proprietary nature, disclosed to the Purchaser Parties at any time in connection with the proposed transaction (other than information relating to the Business and the Acquired Assets) shall be kept confidential by the Purchaser Parties and their Affiliates and shall not be disclosed to any person or used by the Purchaser Parties or any of their Affiliates except: (i) with the prior written consent of the Seller;

(ii) as may be required by applicable law or court process; or (iii) such information which is or becomes generally available to the public other than as a result of a violation of this provision. The Purchaser Parties and the Seller Parties shall be bound by the terms of this paragraph (a) for a period of three years after Closing.

               (b) Each of the Purchaser Parties and Seller Parties acknowledge and recognize the highly competitive nature of the Business and of the business of the Purchaser Parties. Accordingly, in consideration of the payments made pursuant to Section 1.3, the transactions contemplated by this Agreement and the premises contained herein, neither of the Seller Parties shall, nor shall they permit any of their Affiliates to, at any time during the three-year period immediately following the Closing Date:

               (i) directly or indirectly engage, or have any ownership interest in, or be employed by or associated in any manner connected with any Competing Business in the United States of America, Canada or Mexico; provided, however, that the foregoing shall not be violated by any of the Seller Parties owning, directly or indirectly, solely as an investment, securities of any corporation which are publicly traded if such party does not, directly or indirectly, beneficially own, collectively, five percent (5%) or more of any class of securities of such corporation;

               (ii) directly or indirectly, either as principal, agent, employer, advisor (whether paid or unpaid), shareholder, partner or in any other capacity whatsoever, either for its own benefit or for the benefit of any other person or entity, seek to divert or take away, or divert or take away any suppliers of the Business; or

               (iii) directly or indirectly, either as principal, agent, employer, advisor (whether paid or unpaid), shareholder, partner or in any other capacity whatsoever, either for its own benefit or for the benefit of any other person or entity, either (A) hire, attempt to hire, contact or solicit with respect to hiring, any employee of the Purchaser or any of its Affiliates engaged in the conduct of the Business, (B) induce or otherwise counsel, advise or encourage any employee of the Purchaser or any of its Affiliates engaged in the conduct of the Business to leave the employment of the Purchaser or any of its Affiliates or (C) induce any representative or agent of the Purchaser or any of its Affiliates engaged in the conduct of the Business to terminate or modify its relationship with the Purchaser or any such Affiliates.

For purposes of this Section 3.8, "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, organization, or other entity or person engaged in whole or in part in any business that directly competes with the Business in the United States of America, Canada or Mexico, and shall specifically exclude the Excluded Business as currently conducted; provided that the sale by Affiliates of Parent Seller of goods which are of the same type as goods sold by the Seller on the date hereof, in the same manner and scope as such goods are sold by such Affiliates on the date hereof, shall not constitute a "Competing Business."

               (c) It is the desire and intent of the parties hereto that the provisions of this Section 3.8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, it is expressly understood and agreed that, although the Seller Parties and the Purchaser Parties consider the restrictions contained in Section 3.8 to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 3.8 is unenforceable against any party, the provisions of this Section 3.8 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

               (d) The parties acknowledge that each party's damages at law would be an inadequate remedy for the breach by either Seller Party of any provision of this Section 3.8, and agree in the event of such breach that the Purchaser may obtain temporary and permanent injunctive relief restraining such Seller Party from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained in this Agreement shall be construed as prohibiting the Purchaser from pursuing other remedies available at law or in equity for such breach or threatened breach of this Section 3.8 of this Agreement.

               3.9. Accounts Receivable. In collecting the accounts receivable of the Seller, the Seller shall not take any measures which are inconsistent with their historical practice and ordinary course of business.

               3.10. Performance by Seller and Purchaser. (a) The Seller Parent shall take all necessary measures to cause the Seller and the Other Seller Parties to perform all of the Seller's and Other Seller Parties' obligations pursuant to this Agreement and each document, agreement or instrument entered into by the Seller or the Other Seller Parties in connection herewith and shall not take any action or omit to take any action that would be inconsistent with the obligations of the Seller and the Other Seller Parties hereunder or thereunder.

               (b) The Purchaser Parent shall take all necessary measures to cause the Purchaser and HSN Catalog Services to perform all of the Purchaser's and HSN Catalog Services' obligations pursuant to this Agreement and each document, agreement or instrument entered into by the Purchaser or HSN Catalog Services in connection herewith, and shall not take any action or omit to take any action that would be inconsistent with the obligations of the Purchaser or HSN Catalog Services hereunder or thereunder.

               3.11. Services Agreement and Escrow Agreement Agreements. At the Closing, the Seller Parent and the Purchaser shall, and the Seller Parent shall cause Keystone to, enter into the Services Agreement substantially in the form attached hereto as Exhibit B. At the Closing, the Seller and the Purchaser shall enter into the Escrow Agreement in the form attached hereto as Exhibit A.

               3.12. Seller Employees. From and after the Closing, the Purchaser Parties shall have the following obligations regarding the Seller Employees. Nothing in this Section 3.12, however, shall be construed to limit the right of the Purchaser Parties to amend or terminate any employee benefit plan or to modify any compensation arrangement after the Closing or to terminate any employee for any reason at any time (subject to the provisions of any written employment contracts entered into between HSN Catalog Services and such employee) following the Closing.

               (a) Effective as of the Closing, HSN Catalog Services shall offer continued employment, on similar terms, to each person listed as a Seller Employee on Schedule 2.1(m) (the "Continuing Employees").

               (b) All Continuing Employees shall be entitled to participate in the employee benefits and compensation, severance, bonus, stock option, stock purchase and other incentive plans of the Purchaser Parties pursuant to the terms and conditions of such plans, consistent with the participation offered to the Purchaser Parent's employees holding similar positions except as set forth more specifically in paragraph (c) of this
Section 3.12. Each such plan shall grant credit to each Continuing Employee for all service on or prior to the Closing with the Seller for vesting and eligibility purposes.

               (c) Any welfare benefit plan established or maintained by any Purchaser Party or any Affiliate thereof under which one or more Continuing Employees become eligible to participate shall (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered (with respect to such Continuing Employee or family member) under any employee welfare benefit plan maintained by the Seller or any Affiliate thereof prior to the Closing and (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the Closing during the plan year in which the Closing occurs. To the extent requested by the Purchaser, the Seller Parties shall take any reasonable steps necessary to enroll the Continuing Employees in comparable plans maintained by any Purchaser Party as of the Closing. No Continuing Employee shall be simultaneously covered under any employee welfare benefit plan or cafeteria plan of the Purchaser Parties and of the Seller Parties.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

               4.1. Conditions of Obligations of the Purchaser Parties. The obligations of the Purchaser Parties to purchase and accept the Acquired Assets, assume the Assumed Liabilities and otherwise to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions unless waived in writing by the Purchaser:

               (a) Representations, Warranties and Covenants; No Material Adverse Change. Each of the representations and warranties of the Seller Parties contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and the Seller Parties shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Closing Date. Since the date of this Agreement, there shall have been no material adverse change in the assets, liabilities, properties, condition (financial or otherwise), affairs, earnings, business, operations, management personnel, or customer arrangements of the Business.

               (b) Consents, Amendments and Terminations. The Purchaser shall have received duly executed and delivered copies of all waivers, consents, terminations and approvals contemplated by Section 2.1(d) and
Schedule 2.1(d), all in form and substance reasonably satisfactory to the Purchaser.

               (c) Instruments of Transfer. The Seller Parties shall have delivered to the Purchaser a Bill of Sale conveying the movable (personal) property included in the Acquired Assets (the "Bill of Sale"), an Assignment and Assumption (the "Assignment"), and any additional instruments of assignment, transfer or conveyance (including without limitation intellectual property assignments) requested by the Purchaser from the appropriate Seller Party or Other Seller Party, each in form and substance reasonably satisfactory to the Purchaser.

               (d) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Seller and the Escrow Agent.

               (e) Certificates. The Purchaser shall have received a certificate of the chief executive officer and the chief financial officer of each Seller Party, confirming the matters set forth in Section 4.1(a) in form and substance reasonably satisfactory to the Purchaser.

               (f) Opinion of Counsel. The Purchaser shall have received the opinion dated the Closing Date of Brown Raysman Millstein Felder & Steiner LLP, counsel to the Seller Parties, in form and substance reasonably satisfactory to the Purchaser.

               (g) Governmental Consents; No Legal Bar; Permits. The Seller Parties shall have obtained all necessary authorizations, approvals, and qualifications, or secured exemptions therefrom, required by, and made all necessary filings and registrations with, any governmental authority in connection with the consummation of the transactions contemplated by this Agreement. No action or proceeding by or before any governmental authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No law, rule, regulation, order, injunction or decree of any governmental authority preventing the transactions contemplated by this Agreement shall be in effect. The Purchaser shall have received all Permits necessary to conduct the Business as presently being conducted, including those Permits listed in Schedule 2.1(l).

               (h) Employment Agreements. Kenneth Ellington shall have executed and delivered an employment agreement with the HSN Catalog Services in form and substance reasonably satisfactory to HSN Catalog Services. William Buchler, Charles Hohmann, Steven Cope, Sharon Kives, Karen Seawell, James Vidmar and Susan Cangelosi shall have accepted employment with HSN Catalog Services.

               (i) Services Agreement. The Services Agreement shall have been executed and delivered by the Seller Parent and Keystone.

               (j) Constitutive Documents; Approvals. The Purchaser shall have received copies of all of the constitutive and governing documents of each Seller Party and resolutions documenting all corporate or shareholder proceedings and approvals of each such corporation with respect to this Agreement, the other agreements, documents and instruments contemplated in connection herewith and the transactions contemplated hereby and thereby, certified as true and complete by the Secretary of each such corporation.

               (k) FIRPTA Certificate. The Seller shall have delivered an executed certificate, as described in Treasury Regulations Section 1.1445-2, certifying that the Seller is not a foreign person as defined in Section 1445(f)(3) of the Code.

               (l) Tax Certificate. The Seller shall have obtained any Tax clearance certificates and any other certificates, consents or approvals, if any, required by any jurisdiction.

               (m) Personally-Identifiable Data. The Seller shall have provided to the Purchaser a true and correct copy of the Personally-Identifiable Data, and a report listing each customer, by year of last purchase and the approximate number of catalogs mailed, reported on an annual basis for the periods of time that such information is reported, it being understood that the information in such report may be up to eight days old when the report is delivered.

               (n) Information Technology. The Purchaser and its Affiliates, on the one hand, and Keystone, on the other hand, shall have established sufficient computer links so that the Purchaser is able to receive daily customer order, financial and other data for financial and accounting purposes, as provided in the Services Agreement.

               (o) Other Documents. The Purchaser shall have received such other documents, certificates or instruments as it may reasonably request.

               4.2. Conditions of Obligations of the Seller Parties. The obligations of the Seller Parties to sell the Acquired Assets and otherwise to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions unless waived in writing by the Seller:

               (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Purchaser Parties contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

               (b) Assignment. The Purchaser shall have delivered to the Seller the Assignment, duly executed by the Purchaser, in form and substance reasonably satisfactory to the Seller.

               (c) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Purchaser and the Escrow Agent.

               (d) Payment of Purchase Price. The Purchaser shall have paid the Purchase Price (less the Escrow Amount and less the Estimated Net Working Capital Deficit) to the Seller and delivered the Escrow Amount to the Escrow Agent.

               (e) Certificates. The Seller shall have received a certificate of a duly authorized officer of each Purchaser Party confirming the matters set forth in Section 4.2(a) in form and substance reasonably satisfactory to the Seller.

               (f) Opinion of Counsel. The Seller shall have received the opinion dated the Closing Date of Covington & Burling, counsel to the Purchaser Parties, in form and substance reasonably satisfactory to the Seller.

               (g) Governmental Consents; No Legal Bar. The Seller Parties shall have obtained all necessary authorizations, approvals, and qualifications, or secured exemptions therefrom, required by, and made all necessary filings and registrations with, any governmental authority in connection with the consummation of the transactions contemplated by this Agreement. No action or proceeding by or before any governmental authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No law, rule, regulation, order, injunction or decree of any governmental authority preventing the transactions contemplated by this Agreement shall be in effect.

               (h) Other Documents. The Seller shall have received such other documents, certificates or instruments as it may reasonably request.

                                  ARTICLE V

                               INDEMNIFICATION

               5.1. Indemnification. (a) The Seller Parties jointly and severally indemnify and hold harmless each Purchaser Party and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims (including claims of creditors of the Seller Parties), settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel) (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

               (i) any misrepresentation or breach of any representation, warranty, covenant or agreement of either Seller Party contained in this Agreement, the Escrow Agreement, or any other agreement, document, instrument or certificate delivered or entered into by either Seller Party on the Closing Date in connection herewith (other than the Services Agreement);

               (ii) any misrepresentation or breach of any representation, warranty, covenant or agreement of either Seller Party or Keystone contained in the Services Agreement;

               (iii) any and all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other Taxes (including interest, penalties and withholdings of Tax) of any kind related to the Business or the Acquired Assets for any and all periods ending on or prior to the Closing Date;

               (iv) the conduct of the Business or other operations of the Business or the Acquired Assets on or prior to the Closing Date or any condition relating to product or environmental liability of the Business in existence prior to the Closing Date;

               (v) except for the Assumed Liabilities, any and all liabilities or obligations of any of the Seller Parties or the Other Seller Parties, including any and all Unassumed Liabilities, or the failure of any of the Seller Parties or the Other Seller Parties to pay or discharge the same;

               (vi) the failure (A) of the Seller Parties, the Other Seller Parties or the Purchaser Parties to comply with any bulk sales laws applicable to the transactions contemplated by this Agreement, and (B) of the Seller Parties or the Other Seller Parties to pay to the creditors of the Seller Parties and the Other Seller Parties all amounts which are related to the Business outstanding at the Closing Date; provided that the Seller Parties and the Other Seller Parties shall not indemnify the Purchaser Parties pursuant to Section 5.1(a)(vi)(A) for Losses arising from, by reason of or in connection with any failure to comply with bulk sales laws to the extent such failure is due to the Purchaser's or HSN Catalog Services' failure to pay any of the Assumed Liabilities described in Section 1.2(a)(i) within a reasonable period of time after the Closing Date;

               (vii) any amounts due to customers in connection with products sold in the ordinary course of business on or prior to the Closing Date and returned after the Closing Date, in excess of amount reflected for such returns in the calculation of Closing Date Net Working Capital pursuant to Section 1.8(b)(iv);

               (viii) the Purchaser's inability to collect all of the Accounts Receivable; and

               (ix) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (viii) of this Section 5.1(a);

provided that (x) the Seller Parties' obligation and liability for any and all such Losses under Section 5.1(a)(i) (other than Losses relating to a breach of Section 1.9, Section 2.1(s) or Section 3.8 and Losses under Sections 5.1(a)(ii) through (ix)) shall not exceed in the aggregate the amount of $5,000,000, (y) the Seller Parties shall have no obligation to indemnify or hold harmless the Purchaser Parties for any Losses under Section 5.1(a)(i) (other than Losses relating to a breach of Section 1.9, Section 2.1(s) or Section 3.8 and Losses under Sections 5.1(a)(ii) through (ix)) until the aggregate Losses incurred by the Purchaser Parties exceeds $250,000 (the "Threshold"), in which event the Seller Parties shall have an obligation to indemnify the Purchaser Parties for all Losses (including all previous Losses up to the Threshold); and (z) the Seller Parties shall have no obligation to indemnify or hold harmless the Purchaser Parties for any Losses under Section 5.1(a)(viii) until the aggregate of such Losses is greater than $50,000 (the "Deductible"), in which event the Seller Parties shall have an obligation to indemnify the Purchaser Parties for all Losses in excess of the Deductible.

               (b) The Purchaser Parties jointly and severally indemnify and hold harmless each Seller Party and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (including fees and disbursements of counsel) incurred or suffered by any such person arising from, by reason of or in connection with:

               (i) any misrepresentation or breach of any representation, warranty, covenant or agreement of any Purchaser Party contained in this Agreement, the Escrow Agreement, the Services Agreement or any other agreement, document, instrument or certificate delivered or entered into by any Purchaser Party on the Closing Date in connection herewith;

               (ii) any and all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other Taxes (including interest, penalties and withholdings of Tax) of any kind related to the Business or the Acquired Assets for any and all periods beginning after the Closing Date;

               (iii) the conduct of the Business or other operations of the Business or the Acquired Assets after the Closing Date;

               (iv) any and all Assumed Liabilities or the failure of the Purchaser or HSN Catalog Services to pay or discharge the same; and

               (v) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i),
        (ii), (iii) and (iv) of this Section 5.1(b).

               5.2.   Certain Limitations. The remedies provided in this
Article V shall be the exclusive remedies of the Purchaser Parties for any Losses that are subject to indemnification solely pursuant to Section 5.1(a)(i), other than any claim the Purchaser Parties may have (i) relating to fraud, (ii) arising from a breach of the Services Agreement or (iii) relating to a breach of Section 3.8. Except as set forth in the preceding sentence, nothing contained in this Article V shall be deemed an election of remedies under this Agreement or limit in any way the liability of any party under any other agreement to which such party is a party relating to this Agreement or the transactions contemplated by this Agreement or under law.

               5.3.   Procedures Relating to Third Party Claims.

               (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article V arising from, by reason of, or otherwise in connection with an asserted or unasserted claim or demand made or which might be made by any Person against the indemnified party (a "Third Party Claim"), the indemnified party must send reasonably prompt notice to the indemnifying parties in writing of the Third Party Claim, including the nature and basis of such claim to the extent known by the indemnified party (the "Indemnification Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure. If a Third Party Claim is made against the indemnified party, the indemnifying parties shall be entitled to participate in the defense thereof and, if they so choose and acknowledge in writing their respective obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying parties acting together, provided that such counsel is reasonably acceptable to the indemnified party. Should the indemnifying parties so elect to assume the defense of a Third Party Claim, the indemnifying parties shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying parties assume such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying parties, it being understood that the indemnifying parties shall control such defense. The indemnifying parties shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying parties have failed to assume the defense thereof (as well as during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above). Regardless of which party shall assume the defense of such claim, each party shall provide to the other parties, upon such other parties' written request, reasonable access during normal business hours to the books, records and personnel in their possession or under their control which are reasonable necessary to verify such claim.

               (b) Prior to the indemnifying parties notifying the indemnified party of their intention to defend the claim, the indemnified party will defend against such claim as the indemnified party deems appropriate. If the indemnifying parties so elect to assume the defense of any Third Party Claim, the indemnified party shall cooperate with the indemnifying parties in the defense or prosecution thereof. Whether or not the indemnifying parties shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld). If the indemnifying parties shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying parties may recommend and which by its terms obligates the indemnifying parties to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

               (c) Notwithstanding the foregoing, the indemnifying parties shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnifying parties in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages without any potential adverse effect to the indemnified party. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying parties shall be entitled to assume the defense of the portion relating to money damages.

               5.4. Procedures Related to Claims other than Third Party Claims. In the event any indemnified party should have a claim for indemnification against the indemnifying parties under this Article V that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying parties. The failure by any indemnified party so to notify the indemnifying parties shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure.

                                  ARTICLE VI

                                MISCELLANEOUS

               6.1. Entire Agreement. This Agreement, the Escrow Agreement, the Services Agreement and the other agreements, documents and instruments contemplated in connection with this Agreement and the schedules and exhibits hereto and thereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties. The letter agreement dated May 14, 2001, as supplemented, between the Purchaser Parent and the Seller Parent is expressly superseded and shall no longer have any force or effect.

               6.2. Termination. (a) This Agreement shall terminate on the earlier to occur of any of the following events:

               (i) the mutual written agreement of the Purchaser and the Seller;

               (ii) by written notice of the Purchaser or the Seller to the other, if the Closing shall not have occurred prior to 11:59 p.m. (New York time) on September 30, 2001;

               (iii) by written notice of the Purchaser to the Seller, if either Seller Party shall have materially breached any of its representations, warranties or agreements contained herein; provided that any such breach or breaches is not cured within 15 business days after the Purchaser gives the Seller written notice identifying such breach or breaches; or

               (iv) by written notice of the Seller to the Purchaser, if any Purchaser Party shall have materially breached any of its representations, warranties or agreements contained herein; provided that any such breach or breaches is not cured within 15 business days after the Seller gives the Purchaser written notice identifying such breach or breaches;

provided, however, that the party seeking termination pursuant to clause (iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

               (b) Nothing in this Section 6.2 shall relieve any party of any liability for a breach of this Agreement prior to the termination hereof. Except as aforesaid, upon the termination of this Agreement in accordance with its terms, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 3.1, 3.7, 3.8 and 6.11.

               6.3.   Descriptive Headings; Certain Interpretations.   (a)
Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               (b) Whenever either Seller Party makes any representation, warranty or other statement to such Seller Party's knowledge, the Designated Representatives of the Seller Parties will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement. The Designated Representatives of the Seller Parties are: Michael Contino, Jeffrey Potts, Lisa Green, Tom Shull, Brian Harriss, Charles Messina and Charles Blue.

               (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) "$" and "dollars" refer to lawful money of the United States of America; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

               (d) Disclosure of information in any section of the disclosure schedules shall constitute disclosure in any other section of the disclosure schedules if it is readily apparent on the face of such disclosure that it should apply to such other sections.

               6.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to any Purchaser Party, to:

               HSN LP
               1 HSN Drive
               St. Petersburg, FL  33729
               Facsimile:  (727) 872-7451
               Attention:  James G. Gallagher, Esq.

with copies to:

               Covington & Burling
               1330 Avenue of the Americas
               New York, New York  10019
               Facsimile:  (212) 841-1010
               Attention:  Stephen A. Infante, Esq.

If to either Seller Party to:

               Hanover Direct, Inc.

               1500 Harbor Boulevard
               Weehawken, NJ  07087
               Facsimile:  (201) 272-3468
               Attention:  Legal Department


with a copy to:

               Brown Raysman Millstein Felder & Steiner LLP
               900 Third Avenue
               New York, New York  10022
               Attention :  Sarah Hewitt, Esq.
               Facsimile:  (212) 895-2900

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

               6.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               6.6. Survival. Except as set forth in Article V, all representations and warranties contained in this Agreement or in any document, certificate or instruments delivered pursuant hereto or in connection herewith (unless otherwise expressly provided herein or therein) shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect until the second anniversary of the date of this Agreement; provided that the representations and warranties in paragraphs (b),
(l), (m) and (n) of Section 2.1 shall survive for the periods permitted by law, and the representations and warranties in paragraph (s) of Section 2.1 shall survive until the expiration of the applicable statute of limitations (taking into account any applicable extensions); and provided, further, that no party's indemnification obligations under Section 5.1 shall terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim to the indemnifying party.

               6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and not for the benefit of any third party.

               6.8. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto; except that any of the Purchaser Parties may pledge or assign all or part of its rights and obligations hereunder to any Affiliate thereof, so long as such Purchaser Party guarantees the payment and performance by such Affiliate hereunder. Following any such permitted assignment, the term "Purchaser," "Purchaser Parent," or "HSN Catalog Services," as the case may be, shall mean such assignee. Any purported assignment not permitted by this Section shall be void.

               6.10. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

               6.11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof. Each party hereto agrees to the exclusive jurisdiction of any state or Federal court within the Southern District of New York, with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address in accordance with Section 6.4, and service so made shall be deemed to be completed when received. Each party hereto waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. Nothing in the paragraph shall affect the right of a party hereto to serve legal process in any other manner permitted by law.

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              HANOVER DIRECT, INC.


                              By: /s/ Thomas C. Shull
                                 Name:  Thomas C. Shull
                                 Title: President/CEO


                              LWI HOLDINGS, INC.


                              By: /s/ Brian C. Harriss
                                 Name:  Brian C. Harriss
                                 Title: Vice President


                              HSN LP

                              By: HSN General Partner LLC, its General Partner

                               By: /s/ Mark Bozek
                                  Name:  Mark Bozek
                                  Title: CEO


                              HSN IMPROVEMENTS, LLC


                              By: /s/ Brad Galinson
                                 Name:  Brad Galinson
                                 Title: VP


                              HSN CATALOG SERVICES, INC.


                              By: /s/ Brad Galinson
                                 Name:  Brad Galinson
                                 Title: VP